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                                                                EXHIBIT 99.3

                     [CTA Public Relations letterhead]



                                  * NEWS *


CONTACT: Gregory B. Powell, Senior Vice President and General Manager Bevo Beaven, Vice President
          CTA Public Relations
          (303) 665-4200

              MAIL-WELL EXECUTIVES FILE CERTIFICATIONS WITH THE
                     SECURITIES AND EXCHANGE COMMISSION

ENGLEWOOD, Colo., November 4, 2002 -- Mail-Well, Inc. (NYSE: MWL) announced that Paul V. Reilly, chairman, president and chief executive officer, and Michel P. Salbaing, senior vice president and chief financial officer, submitted certifications today to the U.S. Securities and Exchange Commission (SEC) with respect to the Form 10-Q filed with the SEC today, in accordance with Section 906 of the Sarbanes-Oxley Act of 2002.

Headquartered in Englewood, Colo., Mail-Well specializes in three multi-billion market segments in the highly fragmented printing industry: commercial printing, envelopes and printed office products. These three divisions achieved sales of $1.9 billion in 2001. Mail-Well divested its prime label division in May 2002. Mail-Well has over 11,000 employees and more than 80 printing facilities and numerous sales offices throughout North America.

This press release may make forward-looking statements, which are subject to various uncertainties and risks that could affect their outcome. Factors that could cause or contribute to differences include, but are not limited to, the ability to execute strategic initiatives including the timely sale of certain assets at favorable prices, economic conditions, product demand and sales, ability to obtain assumed productivity and cost savings, interest rates, foreign currency exchange rates, paper and raw material costs and the ability to pass them through to customers, waste paper prices, postage rates, union relations, competition and competitor's actions, and changes in the direct mail industry. Please refer to the company's 10-K, 10-Qs and other SEC filings for a more detailed discussion of the risks. This press release does not constitute an offer to sell or solicitation of an offer to buy Mail-Well securities.

News Releases and other information on Mail-Well can be accessed at www.mail-well.com.

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